UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2006

Desert Capital REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-111643	20-0495883
(Commission File Number)	(IRS Employer Identification No.)

1291 Galleria Drive, Suite 200, Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

(800) 419-2855
(Registrant’s Telephone Number, Including Area Code)

NONE.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Please be aware that the Board of Directors of Desert Capital REIT has terminated its prior Repurchase Plan and adopted a new Share Repurchase Plan effective April 1, 2006.

The two primary changes from the prior plan are the addition of a Redemption Upon Death provision and a change in the repurchase price of the stock to the time requirements allowed for 100% of repurchase of stock at fair market value or actual purchase price, whichever is less.

LIMITED RIGHT OF REDEMPTION UPON DEATH OF A STOCKHOLDER BY THE ESTATE OF THE STOCKHOLDER

On April 15, July 15, October 15 and January 15 of each year commencing April 15, 2006, we will, upon the death of any registered owner of shares of common stock, redeem such shares held by such registered owner upon presentation of the documentation described below by such registered owner’s personal representatives or surviving joint tenant(s). Our obligation to redeem the shares is subject to the following limitations:

•	We will only redeem shares with a total redemption price of up to $100,000 per owner, on a one-time basis. After some shares are presented for redemption, no additional shares may be presented.
•	In any one calendar year, we will only redeem shares for an aggregate redemption price of $2,000,000.
•
The above annual redemption limitation is not cumulative. The difference, if any, between that year’s redemption limitation and the amount actually redeemed in such year will not be available for redemption in later years.

•	We will redeem shares only four times each year.

To redeem the shares under these circumstance, our transfer agent must receive (1) written request for redemption in form satisfactory to the transfer agent, signed by the personal representative or surviving joint tenant(s) of the registered owner; (2) notice of the number of shares to be redeemed; (3) appropriate evidence of death and ownership of such shares at the time of death; and (4) appropriate evidence of the authority of such personal representative or surviving joint tenant(s) to sell the shares. In order for the shares of common stock to be eligible for the redemption of any of the dates listed above, such shares must be presented for redemption in full compliance with the provisions set forth above, at least one month prior to such dates and must be deemed acceptable by the transfer agent at least 10 days prior to the applicable redemption date. Any shares not redeemed in any period because of the aggregate limitations described above will be held for redemption in subsequent periods until redeemed. Any shares not redeemed in any period because of the individual limitations described above will not have a right of redemption other than as available to stockholders generally. Redemption requests will be prioritized on first-come, first-serve basis.

Any redemptions by us will be made in cash. The redemption price will be the price per share paid by the owner in the offering (plus accrued and unpaid dividends).

The death of a person, who during his lifetime, was entitled to substantially all of the beneficial interest of ownership of the shares of common stock will be deemed to be the death of a registered owner, regardless of the registered owner, if such beneficial interest can be established to the satisfaction of the transfer agent. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership under the Uniform Transfers to Minors Act or similar statue, community property or other joint ownership arrangements between husband and wife, and certain other arrangements where one person has substantially all of the beneficial ownership interest in the shares of common stock during his lifetime. In the case of shares of common stock registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or the NASD (“Qualified Institutions”), the redemption limitations described above apply to each beneficial owner of shares of common stock held by any Qualified Institution. In connection with the redemption request, each Qualified Institution must submit evidence, satisfactory to the transfer agent, that it holds the shares of common stock subject to request on behalf of such beneficial owner and must certify the aggregate amount of redemption requests made on behalf of such beneficial owner.

Any redemption request may be withdrawn upon delivery of written request for such withdrawal given to the transfer agent at least 10 days prior to payment for redemption of the shares by reason of the death of beneficial owner. Any party withdrawing its redemption request may present such shares for redemption by following the procedures set forth above.

SHARE REPURCHASE PLAN

Because there is currently no public secondary market for our common stock and it is anticipated that there will be no secondary market for our common stock for the foreseeable future until the common stock is listed for trading on a national securities exchange or on Nasdaq, and in order to provide liquidity in respect of an investment in our common stock, we have adopted a new share repurchase plan (the “Repurchase Plan”). Pursuant to the terms of the Repurchase Plan, a stockholder who has held common stock for more than one year may, with appropriate notice to the reinvestment agent, present all or any portion of his or her common stock to us for repurchase. All repurchases will be effected through a reinvestment agent that will be a registered broker-dealer.

We may, at our option, repurchase the common stock presented for cash to the extent we have sufficient available proceeds from our DRIP to do so. For purposes of funding the Repurchase Plan, all proceeds from the DRIP for the applicable calendar quarter will be used by the reinvestment agent on our behalf to repurchase shares of our common stock pursuant to the terms of the Repurchase Plan. In addition, we may, at our discretion per calendar quarter, use up to $100,000 of the proceeds of our offering at $15.00 per share (the Offering), for repurchases under the Repurchase Plan. However, at no time during any consecutive 12-month period may the number of shares repurchased by us under the Repurchase Plan exceed 5% of the number of outstanding shares of our common stock at the beginning of that 12-month period.

We will repurchase our common stock at the end of the calendar quarter in which the shares are presented, provided that the requisite repurchase documents from stockholders are received by the reinvestment agent at least one month prior to the end of the applicable calendar quarter. All recordkeeping and other administrative functions required to be performed in connection with the Repurchase Plan will be performed by the reinvestment agent.

Our Repurchase Plan is available only for stockholders who purchase their shares directly from us or certain transferees and is not intended to provide liquidity to any stockholder who acquired his shares by purchase from another stockholder, In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (i) acquired the shares to be repurchased directly from us or (ii) acquired such shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

We will engage a third-party to conduct a Uniform Commercial Code (the “UCC “) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will deduct $100 from the proceeds of the repurchase to cover all costs for this search. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

In the event the proceeds from the Reinvestment Plan plus the amount of available funds from the Offering exceed the amount needed to repurchase the common stock for which repurchase requests have been submitted, we are permitted to carry any excess amount over to the next succeeding calendar quarter for use in addition to the amount of proceeds from the DRIP and available funds from the Offering otherwise available for repurchases during that calendar quarter.

In the event the amount of the proceeds from the DRIP is insufficient to repurchase all of the common stock for which repurchase requests have been submitted, we plan to repurchase the stock on a pro rata basis at the end of each quarter. A stockholder whose entire request is not honored, due to insufficient available funds in that quarter, can ask that the request to repurchase the shares be honored at such time, if any, as there are sufficient available funds. In that case, the repurchase request will be retained on your behalf and those shares will be repurchased, again on a pro rata basis, at the end of the next quarter. Alternatively, a stockholder whose shares are not repurchased may withdraw his or her repurchase request. Stockholders will not relinquish to us their common stock until such time as we commit to repurchase the shares. We can make no guarantee that there will be sufficient funds to repurchase the common stock for which a repurchase request is received.

The price at which we repurchase our shares of common stock will be determined by us. Shares of common stock that are presented to us for repurchase between one year and two years after the date of purchase (whether directly or through the DRIP) will be repurchased for a price equal to 90% of then fair market value or the actual purchase price, whichever is less. Shares that are presented for repurchase between two years and three years after the date of purchase will be repurchased for a price equal to 95% of then fair market value, or the actual purchase price, whichever is less. Shares that are presented for repurchase after three years after the date of purchase will be purchased for the then fair market value or the actual purchase price, whichever is less. Fair market value will be equal to the then current offering price paid for the shares in the offering. During periods when we are not engaged in an offering, the fair market value of our common stock, for purposes of repurchase, will be based on periodic updates on the value of our assets in our portfolio, as our board of directors determines following review of and in reliance on our audited financial statements. Accordingly, the repurchase prices paid to stockholders for shares of common stock repurchased by us during periods when we are not engaged in an offering may vary over time. Our board of directors will announce any price adjustment and the time period of its effectiveness through the filing of a Form 8- K with the SEC describing the new terms and providing written notices of the new terms with the next dividend distribution.

Our Repurchase Plan is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Neither our Advisor, any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the Repurchase Plan.

Shares repurchased by us will be retired and will not be available for reissuance. The Repurchase Plan will terminate and we will not accept shares for repurchase in the event that our common stock becomes listed on a securities exchange. Additionally, our board of directors may, in its discretion, amend or suspend the Repurchase Plan if it determines that to do so is in our best interest. If our board of directors amends or suspends the Repurchase Plan, we will provide stockholders with 30 days advance notice of such amendment or suspension.

The foregoing provisions regarding the Repurchase Plan in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the Advisor, in its discretion, deems to be in our best interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2006

                            DESERT CAPITAL REIT, INC.

                            By:  /s/Todd B. Parriott
                                   Todd B. Parriott
                                   Chief Executive Officer